THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), made as of June 20, 2012, by and between Air Industries Group, Inc., a Delaware corporation having an address at 1479 North Clinton Avenue, Bay Shore, New York 11706 (“Assignor”), and NTW Operating Inc., a New York corporation, 1479 North Clinton Avenue, Bay Shore, New York 11706 (“Assignee”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of March 16, 2012, among the Assignor, as Buyer, Nassau Tool Works, Inc., a New York corporation (“Seller”), and Vincent Dicarlo, Jr. and Robert E. Hunt, as the shareholders of Seller (the “Asset Purchase Agreement”), a copy of which is attached hereto as Exhibit A, the Assignor has agreed to purchase from Seller, and the Seller has agreed to sell to the Assignor, substantially all of the assets of Seller constituting the business of Seller with respect to the manufacture and assembly of parts and components for aircraft, including without limitation landing gears for military and civilian aircraft (the “Business”), as a going concern; and

WHEREAS, the Assignor wishes to assign to the Assignee all of the Assignor’s interest in and to the Asset Purchase Agreement, and the Assignee agrees to accept such assignment and assume all of the obligations of the Assignor under the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.           Assignor hereby transfers and assigns to Assignee all of Assignor’s rights, obligations, liabilities and interests as Buyer under the Asset Purchase Agreement; provided, however, that the Assignor hereby agrees to remain jointly liable with the Assignee for all obligations of the Buyer (as such term is defined in the Asset Purchase Agreement) under the Asset Purchase Agreement.

2.           Assignee hereby accepts the foregoing assignment, and Assignee hereby assumes all of the Assignor’s rights, obligations, liabilities and interests under the Asset Purchase Agreement to the same extent as though it had originally been named as a party thereto and agrees to observe, perform and fulfill all of the terms and conditions of the Asset Purchase Agreement to the same extent as if it had been originally named as a party thereto.

3.           Assignee agrees to defend, indemnify and hold harmless Assignor and its affiliates, officers, directors, shareholders, employees, partners, agents and representatives from and against all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, costs and expenses arising out of, resulting from or related in any way whatsoever to the obligations under the Asset Purchase Agreement assumed by Assignee herein, other than those obligations arising prior to the date hereof.  Assignor agrees to defend, indemnify and hold harmless Assignee and its affiliates, officers, directors, shareholders, employees, partners, agents and representatives from and against all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, costs and expenses arising out of, resulting from or related in any way whatsoever to the obligations under the Asset Purchase Agreement assumed by Assignee herein which arose or accrued prior to and relate to the period prior to the date hereof.

4.            This Assignment and the obligations of Assignor and Assignee hereunder shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns, shall be governed by and construed in accordance with the laws of the State of New York and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith. Assignor and Assignee agree to execute any and all other assignments, documents, certificates and other instruments as may at any time be deemed reasonably necessary to further evidence or consummate this Assignment.

5.            This Assignment may be executed in one or more counterparts, each of which is deemed an original and all of which shall constitute the Assignment.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above set forth.

ASSIGNOR: AIR INDUSTRIES GROUP, INC. By: /s/ Peter Rettaliata Name: Peter Rettaliata Title: President ASSIGNEE: NTW OPERATING INC. By: /s/ Peter Rettaliata Name: Peter Rettaliata Title: President